EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Julio De Leon , Chief Financial Officer of Tao Minerals Ltd., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-QSB of Tao Minerals Ltd. for the period ended October 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tao Minerals Ltd.

Dated: 12/17/07

/s/ JulioDe Leon
Julio De Leon
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)
Tao Minerals Ltd.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tao Minerals Ltd. and will be retained by Tao Minerals Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.